UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

Commission File Number: 333-121034

JayHawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado	20-0990109
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
370 Interlocken Blvd. Suite 400 Broomfield, Colorado (Address of principal executive office)	80021 (Postal Code)
(303) 327-1571 (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 15, 2008, Jayhawk Energy, Inc. (“Registrant”) issued 599,939 shares of the Registrant’s common stock to two of the Registrant’s shareholders who exercised certain warrants to purchase shares of common stock at an exercise price of $1.00 per share. The Registrant intends to use the proceeds for working capital. The shares were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date:  April 16, 2008                          By: /s/ Lindsay E. Gorrill
                                                                         Name:  Lindsay E. Gorrill
                         Title:  President and CEO